UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 14, 2014 (July 11, 2014)

SM Energy Company
(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1775 Sherman Street, Suite 1200, Denver, Colorado (Address of principal executive offices)	80203 (Zip Code)

Registrant’s telephone number, including area code: (303) 861-8140

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 11, 2014, the Board of Directors (the “Board”) of SM Energy Company (the “Company”) appointed Rose M. Robeson to serve as a director of the Company until the next annual meeting of the Company’s stockholders, or until her successor is elected and qualified or her earlier resignation or removal. The Board also appointed Ms. Robeson to serve on its Audit and Compensation Committees. There is no understanding or arrangement between Ms. Robeson and any other person pursuant to which Ms. Robeson was appointed.

The Board determined that Ms. Robeson is an independent director within the meaning of the Securities Exchange Act of 1934, the rules and regulations promulgated by the Securities and Exchange Commission thereunder, and the listing standards of the New York Stock Exchange. Ms. Robeson has not entered into any related party transactions with the Company that require disclosure pursuant to 404(a) of Regulation S‑K.

Ms. Robeson most recently served as Senior Vice President and Chief Financial Officer of DCP Midstream GP, LLC, the General Partner of DCP Midstream Partners LP, from 2012 to 2014. Ms. Robeson also served as Group Vice President and Chief Financial Officer of DCP Midstream LLC from 2002 to 2012. Prior to her appointment as CFO of DCP Midstream LLC, Ms. Robeson was the Vice President and Treasurer. Prior to joining DCP Midstream, LLC, Ms. Robeson was with Kinder Morgan, Inc. (formerly KN Energy, Inc.) from 1996 to 2000 and held the position of Vice President & Treasurer.

In connection with her service as a member of the Board, under the Company’s Equity Incentive Compensation Plan, Ms. Robeson was granted 1,967 shares of the Company’s common stock, which represents a pro rata portion of the $180,000 in value of the Company’s common stock granted to each director for service from May 20, 2014, until May 20, 2015. In addition, Ms. Robeson was granted 984 additional shares of the Company’s common stock, representing a pro rata portion of the annual retainer paid to non-employee directors, and will receive reimbursement for any out-of-pocket expenses.

Item 7.01    Regulation FD Disclosure.

In accordance with General Instruction B.2. of Form 8-K, the following information, including Exhibit 99.1, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

On July 14, 2014, the Company issued a press release, which announced that Ms. Robeson had been appointed to the Board. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.	The following exhibit is filed or furnished as part of this report:
	Exhibit 99.1	Press release of SM Energy Company dated July 14, 2014, entitled “SM Energy Announces Appointment of New Director”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SM ENERGY COMPANY

Date:	July 14, 2014	By:	/s/ DAVID W. COPELAND
David W. Copeland
Executive Vice President, General Counsel and Corporate Secretary